UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported): March 27, 2006

TANGER FACTORY OUTLET CENTERS, INC.
_________________________________________
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of Incorporation)	1-11986 (Commission File Number)	56-1815473 (I.R.S. Employer Identification Number)

3200 Northline Avenue, Greensboro, North Carolina 27408 (Address of principal executive offices) (Zip Code)
(336) 292-3010 (Registrants’ telephone number, including area code) N/A (former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry Into A Definitive Material Agreement

On March 27, 2006, Tanger Factory Outlet Centers, Inc. (the “Company”) approved 2006 cash bonus targets for certain Company officers. These officers, excluding the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, may earn up to 15% of their 2006 base salary as a cash bonus. 85% of the target bonus will be based on Company performance criteria which include funds from operations growth, dividends, lease renewals, increase in tenant base rents, occupancy, tenant sales and total return to shareholders and 15% of the target bonus will be tied to the individual’s performance. The Company previously announced the 2006 cash bonus targets for the CEO, COO and CFO in a Current Report on Form 8-k filed on March 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2006

TANGER FACTORY OUTLET CENTERS, INC.

By: /s/ Frank C. Marchisello Jr.
Frank C. Marchisello, Jr.
Executive Vice President, Chief Financial Officer